UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 26, 2026

North Haven Private Income Fund A LLC

(Exact name of Registrant as Specified in Its Charter)

Delaware	814-01654	92-1385301
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1585 Broadway New York, NY	10036
(Address of principal executive offices)	(Zip Code)

1 (212) 761-4000

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class I Units	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b- 2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 3.02. Unregistered Sales of Equity Securities.

As of January 1, 2026, North Haven Private Income Fund A LLC ("we", the "Company" or the "Fund"), sold approximately 174,540 of the Company’s Class I units (the “Units”) for an aggregate offering price of approximately $3.5 million, reflecting a purchase price of $20.14 per unit (with the final number of Units being determined on January 26, 2026).

The sale of Units was made pursuant to subscription agreements entered into by the Company and its unitholders. The issuance of the Units is exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) thereof and Regulation D thereunder. The Company relied, in part, upon representations from the unitholders in the subscription agreements that each unitholder was an accredited investor as defined in Regulation D under the Securities Act.

Item 7.01. Regulation FD Disclosure.

On January 27, 2026, the Company disclosed the below information.

Distribution:

On January 26, 2026, the Fund declared a distribution to unitholders of record in the amount of $0.1425 per unit. The distribution will be payable on or around February 4, 2026 to unitholders of record as of January 31, 2026.

Company's Portfolio:

As of December 31, 2025, the Company had investments in 181 portfolio companies across 39 industries with an aggregate par value of approximately $715.5 million, which consisted of approximately 99.7% first lien debt investments and approximately 0.3% other securities, based on par value or, in the case of equity investments, cost. As of December 31, 2025, 99.9% of the debt investments, based on par value, in the Company's portfolio were at floating rates. As of December 31, 2025, approximately 92.5% of the Company’s total investment commitments were in private senior secured loans and equity investments and approximately 7.5% were in broadly syndicated loans, which the Company primarily uses for cash management purposes.

During the period from December 1, 2025 through December 31, 2025, the Company had new investment commitments of approximately $58.7 million, approximately 100.0% of which were private senior secured loans.

The table below describes investments by industry composition based on par value or, in the case of equity investments, cost as of December 31, 2025:

Industry	Par or Cost ($ in millions)	% of Total
Software	$140.5	19.6%
Professional Services	66.3	9.3
Commercial Services & Supplies	65.8	9.2
Insurance Services	57.2	8.0
IT Services	42.2	5.9
Health Care Providers & Services	41.8	5.8
Diversified Consumer Services	34.3	4.8
Financial Services	30.9	4.3
Automobiles	25.7	3.6
Electronic Equipment, Instruments & Components	21.0	2.9
Other	189.8	26.6
Total	$715.5	100.0%

The table below shows the Company's ten largest portfolio company investments based on par value or, in the case of equity investments, cost as of December 31, 2025:

Issuer	Par or Cost ($ in millions)	% of Total
Deerfield Dakota Holding, LLC	$14.1	2.0%
SV Newco 2, Inc.	12.0	1.7
Banyan Software Holdings, LLC	11.9	1.7
Drivecentric Holdings, LLC	11.5	1.6
Diligent Corporation	11.0	1.5
TA Polaris Buyer, Inc.	10.8	1.5
Essential Services Holding Corporation	10.0	1.4
Merative, LP	10.0	1.4
MRI Software, LLC	9.7	1.4
GB Eagle Buyer, Inc.	9.5	1.3
Other	605.0	84.5
Total	$715.5	100.0%

Net Asset Value:

As of December 31, 2025, the Company's aggregate net asset value is estimated to be approximately $301.0 million. As of December 31, 2025, the Company had $274.1 million of debt outstanding (at principal). Final results may differ materially from the estimated net asset value as a result of the completion of the Company’s financial closing procedures, as well as any subsequent events, including the discovery of information affecting fair values of portfolio investments as of December 31, 2025, arising between the date hereof and the completion of the financial statements and the filing of the Company’s annual report on Form 10-K for the period ended December 31, 2025.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 27, 2026	North Haven Private Income Fund A LLC

	By:	/s/ David Pessah
David Pessah
Chief Financial Officer